EXHIBIT 11


                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


                                                                   Three Months
                                                                       Ended
                                                                   June 30, 1999
                                                                   -------------


   Weighted  average number of basic shares  outstanding             7,581,162

   Stock option plan shares to be issued at prices
      ranging from $2.80 to $18.00 per share                           888,819

   Less: Assumed purchase at average market price
         during the period using proceeds received upon
         exercise of options and purchase of stock, and
         using tax benefits of compensation due to premature
         dispositions                                                 (845,705)
                                                                     ---------

   Weighted average number of diluted shares outstanding             7,624,276
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